                                                               FILE NO. 811-2842

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-2

[ ] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

[X] AMENDMENT NO. 26

                         SAMARNAN INVESTMENT CORPORATION
--------------------------------------------------------------------------------
EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER

                 214 NORTH RIDGEWAY DRIVE, CLEBURNE, TEXAS 76033

--------------------------------------------------------------------------------
ADDRESS OF PRINCIPAL EXECUTIVE OFFICES (NUMBER, STREET, CITY, STATE, ZIP CODE)

                                 (817) 641-7881

--------------------------------------------------------------------------------
REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

     GEORGE S. WALLS, JR., 214 N. RIDGEWAY DR., CLEBURNE, TX 76033

--------------------------------------------------------------------------------
NAME AND ADDRESS (NUMBER, STREET, CITY, STATE, ZIP CODE) OF AGENT FOR SERVICE

                         SAMARNAN INVESTMENT CORPORATION

                                    FORM N-2

                              CROSS REFERENCE SHEET

                          ITEM OF FORM N-2                                     PAGE IN FORM N-2*
         PART A
Item  1. Outside Front Cover                                                    Not Applicable
Item  2. Inside Front Cover and Outside Back Cover Page                         Not Applicable
Item  3. Fee Table and Synopsis                                                 Not Applicable
Item  4. Financial Highlights                                                   Not Applicable
Item  5. Plan of Distribution                                                   Not Applicable
Item  6. Selling Shareholders                                                   Not Applicable
Item  7. Use of Proceeds                                                        Not Applicable
Item  8. General Description of the Registrant                                             2-5
Item  9. Management                                                                       5-13
Item 10. Capital Stock, Long-Term Debt, and Other Securities                             14-15
Item 11. Defaults and Arrears on Senior Securities                                          15
Item 12. Legal Proceedings                                                                  15
Item 13. Table of Contents of the Statement of Additional Information                       15
         PART B
Item 14. Cover Page                                                             Not Applicable
Item 15. Table of Contents                                                      Not Applicable
Item 16. General Information and History                                        Not Applicable
Item 17. Investment Objectives and Policies                                                 16
Item 18. Management                                                                         16
Item 19. Control Persons and Principal Holders of Securities                                16
Item 20. Investment Advisory and Other Services                                             16
Item 21. Brokerage Allocation and Other Practices                                           16
Item 22. Tax Status                                                                         16
Item 23. Financial Statements                                                               16
         PART C
Item 24. Financial Statements and Exhibits                                               17-18
Item 25. Marketing Arrangements                                                 Not Applicable
Item 26. Other Expenses of Issuance and Distribution                            Not Applicable
Item 27. Persons Controlled by or Under Common Control                          Not Applicable
Item 28. Number of Holders of Securities                                                    19
Item 29. Indemnification                                                                    19
Item 30. Business and Other Connections of Investment Adviser                               19
Item 31. Location of Accounts and Records                                                   19
Item 32. Management Services                                                    Not Applicable
Item 33. Undertakings                                                           Not Applicable
Signatures                                                                                  20

           * Filed in Item-and-Answer Form

                                       (i)

                                     PART A

                      INFORMATION REQUIRED IN A PROSPECTUS

ITEM 1. OUTSIDE FRONT COVER

        Not Applicable.

ITEM 2. INSIDE FRONT COVER AND OUTSIDE BACK COVER PAGE

        Not Applicable.

ITEM 3. FEE TABLE AND SYNOPSIS

        Not Applicable.

ITEM 4. FINANCIAL HIGHLIGHTS

        Not Applicable.

ITEM 5. PLAN OF DISTRIBUTION

        Not Applicable.

ITEM 6. SELLING SHAREHOLDERS

        Not Applicable.

ITEM 7. USE OF PROCEEDS

        Not Applicable.

ITEM 8. GENERAL DESCRIPTION OF THE REGISTRANT

     1.   General:

          (a)  The answer to this Item is found on Page 2 in the response to
               Item I, of the Registrant's initial registration statement on Form N-SB-I (Commission File No.2-33344) (hereinafter referred to as the "Registration Statement"), which material is hereby incorporated by reference.

          (b) The answer to this Item is found on Page 2 in response to Item 3 of the Registrant's Registration Statement, which material is hereby incorporated by reference.

     2.   Investment Objectives and Policies:

          (a) The Registrant's investment objective, which it met in fiscal 2003, is to maintain its qualification as a "regulated investment company" under Subchapter M of the Internal Revenue Code. This objective may not be changed without the vote of the holders of a majority of the Registrant's outstanding voting securities.

          (b) Prior to fiscal 1999, the Registrant's portfolio emphasis had been investing exclusively in tax-exempt obligations issued by a State of the United States or the District of Columbia or a political subdivision of a State or Territory of the United States or any public instrumentality thereof (hereinafter referred to as "tax-exempt debt securities").

               At the annual meeting of the Registrant's shareholders held on April 28, 1998, the shareholders approved a change in the Registrant's investment objective to permit the Registrant to invest up to 49% of its portfolio in taxable equity securities and taxable debt securities, with the remaining 51% of the portfolio to continue to be invested in the tax-exempt debt securities described above in the preceding paragraph. This change of investment objective is more fully described under the caption "Change in Investment Objective" on pages 3, 4, 5, 6, 7, 8 and 9 of the Registrant's Proxy Statement, dated April 9, 1998, filed with the Commission (the "1998 Proxy Statement") to which reference is made and which material is hereby incorporated by such reference.

               To facilitate the change in investment objective the Board of Directors of the Registrant approved a plan in January, 1999 pursuant to which a portion of the Registrant's portfolio would consist of equity securities and be designated the "Equity Portfolio" and the remainder of the portfolio consisting of debt securities would be designated the "Debt Portfolio". This plan and related matters is more fully described under the captions "Investment Advisory Agreements", "Proposal I- The Amendment to the Voyageur Agreement", and "Proposal 2-The Westwood Agreement" on pages 3, 4, 5, 6, 7, 8 and 9 of the Registrant's Proxy Statement, dated March 29, 1999, filed with the Commission (the "1999 Proxy Statement") to which reference is made and which material is hereby incorporated by such reference.

               As of December 31, 2003, the Registrant's investment portfolio valued at market was $19,033,450, of which $8,121,832 (42.67%)
               was invested in equity securities. The remaining $10,911,618 (57.33%) was invested in tax-exempt debt securities, which represented 56.29% of the Registrant's total assets of $19,383,959 on that date.

          (c) The policies of the Registrant with respect to investments are set forth on pages 2 and 3 in response to Items 4 and 5 of the Registrant's Registration Statement, w-hich material is hereby incorporated by reference.

               The policies of the Registrant with respect to investments as a result of the change of investment objective referred to in paragraph (b) above, are set forth under the caption "Change in Investment Objective" on pages 3, 4, 5 and 6 of the 1998 Proxy Statement which material is hereby incorporated by reference.

          (d)  Not applicable.

     3.   Risk Factors:

               Investments by the Registrant in tax-exempt debt securities are primarily subject to the risk that the governmental authority issuing the obligations may default in the payment of interest and/or principal payable under its obligations and may seek the protection of the Federal bankruptcy laws. The Registrant has not experienced any such default to date.

               The risk factors with respect to taxable equity securities are set forth under the subcaption "Proposed Investment Objective" on page 4 of the 1998 Proxy Statement and the risk factors with respect to taxable debt securities are set forth under the subcaption "Proposed Investment Objective" on page 5 of the 1998 Proxy Statement which material is hereby incorporated by reference.

     4.   Other Policies:

               The answer to this Item is found on page 3 of the Registration Statement in response to Item 4 (g), which material is hereby incorporated by reference, and under the subcaption "Proposed Investment Objective" on pages 4, 5 and 6 of the 1998 Proxy Statement which material is hereby incorporated by reference.

     5.   Share Price Data:

               The Registrant's Common Stock is not listed on any stock exchange nor are transactions in the Common Stock reported on NASDAQ.

               While there have been limited or sporadic quotations for the Registrant's Common Stock in the Non-NASDAQ over-the-counter market, these quotations should not be deemed to constitute an "established public trading market" of the Common Stock. Not withstanding the foregoing, the Pink Sheets Electronic Quotation Service, whose address is 304 Hudson Street, Second Floor, New York, NY 10013, has advised the Registrant of quotations of the Common Stock which are shown in the following paragraph.

               The following table sets forth on a quarterly basis for the period beginning January 1, 2002, the high and low bid prices of the Registrant's Common Stock in the over-the-counter market as reported by the Pink Sheets Electronic Quotation Service, the net book value of the Common Stock at the close of each quarterly period and the discount of each such quotation to the net book value expressed as a percentage of each such quotation. The prices set forth below reflect inter-dealer prices without adjustment for retail mark-ups, mark-downs or commissions and may not represent actual transactions.

                                                                                   Percentage of
                                                                                   Discount From
                                         Bid                                      Net Asset Value
                                   ----------------       Net Asset             --------------------
                                   High        Low          Value               High            Low
                                   ----        ---          -----               ----            ---
2002:
     First Quarter                 11.25      11.25         14.95               24.7            24.7
     Second Quarter                11.55      11.25         15.06               23.3            25.2
     Third Quarter                 11.65      11.55         14.41               19.1            19.8
     Fourth Quarter                11.65      11.25         14.53               19.8            22.5

2003:
     First Quarter                 11.30      11.30         14.43               21.7            21.7
     Second Quarter                11.30      11.30         15.28               26.0            26.0
     Third Quarter                 11.30      11.30         15.29               26.1            26.1
     Fourth Quarter                11.30      11.30         16.03               29.5            29.5

2004:
     First Quarter                 11.30      11.00         16.19               30.2            32.1

     6.   Business Development Companies:

               Not applicable.

ITEM 9. MANAGEMENT

     1. General:

          (a)  Board of Directors:

               The Board of Directors of the Registrant is responsible for managing the business and affairs of the Registrant.

          (b)  Investment Advisers:

               The Registrant has two investment advisors, Voyageur Asset Management Inc. ("VAM") and Westwood Management Corp. ("Westwood").

           (A) Debt Portfolio:

               VAM and its predecessors, Voyageur Asset Management LLC, a Minnesota limited liability corporation, and Voyageur Fund Managers, a Minnesota general partnership, has been the Registrant's investment advisor for debt securities since April 1, 1991.

               The Investment Advisory Agreement, dated as of April 1, 2001 (the "VAM Agreement"), between the Registrant and VAM was approved by the Registrant's shareholders at their annual meeting on April 26, 2001 and was unanimously approved for a further one year period commencing April 1, 2004, by the Registrant's Board of Directors, which included those directors who were not "interested persons" as defined by the Investment Company Act of 1940 (the "1940 Act"), on January 20,

               2004. The VAM Agreement provides for VAM to be the Registrant's investment advisor for debt securities and to manage its Debt Portfolio.

               The VAM Agreement was attached as Exhibit A to the Registrant's Proxy Statement, dated as of April 1, 2001, filed with the Commission (the "2001 Proxy Statement") and is summarized under the caption "Proposal 1- Approval of the VAM Agreement" on pages 6 and 7 thereof, to which reference is made and which material is hereby incorporated by such reference.

               During its fiscal year 2003, the Registrant paid VAM advisory fees of $29,883 which represented 0.16% of the Registrant's net assets of $19,260,408 at December 31, 2003.

               Information Regarding VAM

               The following information has been furnished to the Registrant by VAM for inclusion in this Amendment to the Registrant's Registration Statement.

               VAM is a Minnesota corporation registered as an investment adviser under the Investment Advisers Act of 1940.

               VAM's address is 100 South Fifth Street, Suite 2300, Minneapolis, Minnesota 55402.

               VAM is a wholly-owned subsidiary of RBC Dain Rauscher Corporation, a Delaware corporation, which in turn is wholly-owned (through RBC Holdings (USA) Inc.) by Royal Bank of Canada, a publicly held Canadian corporation. The address of RBC Dain Rauscher Corporation is 60 South Sixth Street, Minneapolis, Minnesota 55402 and the address of Royal Bank of Canada is 200 Bay Street, Royal Bank Plaza, Toronto, Ontario, Canada M5J 2J5.

               The primary consideration in selecting a broker-dealer is its ability to provide a product at a competitive price and with the best execution capabilities. In making this determination, VAM will consider price, financial strength and responsibility and the full range and quality of the broker-dealer's services. Examples of types of services expected to be received include various investment research reports and statistical services, economic and market advice, both written and oral, including advice as to the advisability of purchasing or selling certain securities, the availability of securities or purchasers or sellers of securities, analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. VAM may, therefore, use a broker-dealer who provides useful research and securities transaction services even though a lower transaction cost could be incurred by using a broker-dealer who offers limited research services and minimal security transaction assistance.

               In accordance with applicable law, "soft dollars" may be used from time to time to pay for a portion of the research used by VAM. This is the practice whereby an investment manager uses a portion of the client transaction cost dollars to pay for research services provided by outside companies. At times, the transaction costs paid under such arrangements are higher than those paid to a broker-dealer who provides no research capabilities or services. Some services paid with soft dollars may be used for both research and non-research purposes. In these circumstances, an allocation formula is followed to determine the appropriate proportion of the cost which is allocable to non-research purposes and will therefore be paid directly by VAM. Research services may be useful in servicing some or all of VAM's clients. However, not all research paid for with soft dollars generated by a trade effected for a particular client's account will benefit that client's account. VAM monitors the firms which receive research-related commissions and the quality of the products and services provided.

               On occasions when VAM deems the purchase and sale of a security to be in the best interest of more than one of its clients, VAM may aggregate multiple contemporaneous client purchase or sell orders into a block order for execution. A written statement regarding the allocation of the order among VAM's accounts is prepared, and the executed order is then allocated according to this statement. By aggregating orders, VAM can ordinarily obtain better execution than if the orders were not aggregated. Clients accounts for which orders are aggregated receive the average price of such transactions, which could be higher or lower than the actual price that would otherwise be paid by such clients absent the aggregation. Any transaction costs incurred in the transaction will be shared pro rata based on each client's participation in the transaction.

               When a client for whom VAM provides discretionary investment management services requests or instructs VAM to direct a portion of the securities transaction for its account to a specified broker-dealer, VAM will treat the client direction as a decision by the client to retain, to the extent of the direction, the discretion that VAM would otherwise have in selecting broker-dealers to effect transactions and in negotiating transaction costs generally for the client's account. Although VAM will attempt to effect such transactions in a manner consistent with its policy of seeking best execution and price on each transaction, there may be occasions where it is unable to do so, in which case VAM will continue to comply with the client's instructions on the foregoing basis. The client, therefore, should consider whether under its direction, transaction costs, execution, clearance and settlement capabilities, and fees for custodial or other services provided the client by the broker-dealer (if applicable) will be comparable to those otherwise obtainable. A client making such a designation also should understand that it may lose the possible advantage that non-designating clients derive from the aggregation of orders for several clients as a single transaction for the purchase or sale of a particular security.

               VAM will not effect any transactions in the Registrant's portfolio securities with any broker-dealer affiliated directly or indirectly with VAM.

               Pursuant to conditions set forth in rules of the Securities and Exchange Commission, the Registrant may purchase securities from an underwriting syndicate of which an affiliated broker-dealer is a member (but not directly from such affiliated broker-dealer itself). Such conditions relate to the price and amount of the securities purchased, the commission or spread paid and the quality of the issuer. The rules further require that such purchases take place in accordance with procedures adopted and reviewed periodically by the Board of Directors of the Registrant, including those Directors who are not "interested persons" of the Registrant.

     (B) Equity Portfolio:

               At the annual meeting of the Registrant's shareholders on April 16, 1999, the shareholders approved an Investment Advisory Agreement, dated as of April 1,1999 (the "Westwood Agreement"), between the Registrant and Westwood Management Corp. ("Westwood") providing for Westwood to be the Registrant's investment advisor with respect to equity securities and to manage its Equity Portfolio. The Westwood Agreement was unanimously approved for a further one year period commencing April 1, 2004, by the Board of Directors of the Registrant, which included those directors who were not "interested persons" as defined in the 1940 Act, on January 20, 2004.

               The Westwood Agreement was attached as Exhibit B to the Registrant's 1999 Proxy Statement filed with the Commission and is summarized under the caption "Proposal 2- The Westwood Agreement" on pages 6 and 7 thereof, to which reference is made and which material is hereby incorporated by such reference.

               During its fiscal year 2003, the Registrant paid Westwood advisory fees of $51,538 which represented 0.27% of the Registrant's net assets of $19,260,408 at December 31, 2003.

               Information Regarding Westwood

               The following information has been furnished to the Registrant by Westwood for inclusion in this Amendment to the Registrant's Registration Statement.

               Westwood is a registered investment adviser under the Investment Advisers Act of 1940, as amended. Westwood provides investment advice to trusts, endowments, public, corporate, pension and personal assets. Westwood's principal business address is 300 Crescent Court, Suite 1300, Dallas, Texas 75201.

               Westwood, a New York corporation, is a wholly-owned subsidiary of Westwood Holdings Group, Inc., a Delaware corporation ("WHG") whose common stock is publicly traded on the New York Stock Exchange. WHG also owns all of the stock of Westwood Trust, the Registrant's custodian. The general nature of WHG is to provide financial services.

               WHG's address is 300 Crescent Court, Suite 1300, Dallas, Texas 75201. 19.1% of WHG's common stock is owned by four members of Westwood's management group and three outside directors, with Susan M. Byrne, the Chairman and Chief Executive Officer of WHG, owning 11.5% of such stock. No other member of the management group or outside directors owns more than 5% of WHG's stock.

               Based on information contained in Schedule 13G/A (Amendment No.
               6) under the Securities Exchange Act of 1934, dated January 20, 2004, filed by Third Avenue Management LLC, a Delaware limited liability company and a registered investment adviser under the Investment Advisers Act of 1940 ("TAM"), TAM has sole dispositive power of 14.95% of WHG's outstanding common stock owned by eight investment companies registered under the Investment Company Act of 1940 and various separately managed accounts for whom TAM acts as investment adviser, of which TAM has sole voting power of 11.91% of such common stock. Each of such investment companies and separately managed accounts has the right to receive dividends from, and the proceeds of sale of, the shares of the common stock reported by TAM in such Schedule 13G/A. The address of TAM is 622 Third Avenue, 32nd Floor, New York, NY 10017-6715.

               Based on information contained in Form 4 under the Securities Exchange Act of 1934, dated January 8, 2004, filed by Gabelli Asset Management, Inc. ("GBL"), a New York corporation and public company listed on the New York Stock Exchange, GBL has direct ownership of

               11.72% of WHG's outstanding common stock. GBL is the parent company for a variety of companies engaged in the securities business. The address of GBL is One Corporate Center, Rye, New York 10580.

               Under the Westwood Agreement, Westwood makes decisions with respect to placing orders for the purchase and sale of the Registrant's portfolio of equity securities. The primary consideration in making these decisions is obtaining the most favorable prices for the Registrant and efficiency in executing orders. Westwood has advised the Registrant that in effecting transactions on the Registrant's behalf, Westwood will seek the most favorable price consistent with best execution.

               Westwood receives from brokers in-house research, certain third party research (generally of economic data), and certain information providing historic and current market data. Westwood has arrangements with certain brokers who provide "soft dollar" credits for the purchase of research services. Commissions paid to these brokers are competitive. Accounts receiving benefit from the research share the cost. A budget for this research is determined annually and reviewed periodically. Supplemental to selecting a broker on the best execution basis, this budget may be considered.

               Each potential soft dollar arrangement is analyzed by Westwood to determine whether the use of client brokerage is appropriate and falls under the "safe harbor" rules of Section 28(e) of the Securities Exchange Act of 1934.

               Westwood will not effect any brokerage transaction in the Registrant's portfolio of equity securities with any broker-dealer affiliated directly or indirectly with Westwood.

               Pursuant to the conditions set forth in the rules of the Securities and Exchange Commission, the Registrant may purchase securities from an underwriting syndicate of which an affiliated broker-dealer of Westwood is a member (but not directly from such affiliated broker-dealer itself). Such conditions relate to the price and amount of the securities purchased, the commission or spread paid and quality of the issuer. The rules further require that such purchases take place in accordance with the procedures adopted and reviewed periodically by the Board of Directors of the Registrant, particularly those directors who are not "interested persons" of the Registrant.

               Westwood may purchase securities for clients in block trades. This practice allows the client to participate in volume transactions which may produce better executions. The same price is allocated to each client.

          (c)  Portfolio Management:

               The name and title of the person employed by VAM who is primarily responsible for the day-to-day management of the Registrant's portfolio is Steven P. Eldredge. Mr. Eldredge is a Senior Fixed Income Portfolio Manager of VAM where he has been employed since December 2000. Prior to that time he was a Senior Fixed Income Portfolio Manager of VAM's predecessor, Voyageur Asset Management LLC, where he had been employed since 1995. Prior to joining Voyageur, Mr. Eldredge was a portfolio manager for ABT Mutual Funds from 1989 through 1995. Mr. Eldredge has over 20 years experience in portfolio management.

               Susan M. Byrne, Chairman and Chief Executive Officer of Westwood, has served as the Registrant's portfolio manager for equity securities since its inception. Ms. Byrne, a founder of Westwood in 1983, has over 20 years experience in equity portfolio management.

          (d)  Administrators:

               Not applicable.

          (e)  Custodians:

               The name and principal business address of the Registrant's custodian, transfer agent and dividend paying agent are as follows:

               Custodian:

               Westwood Trust
               300 Crescent Court, Suite 1300
               Dallas, Texas 75201

               Transfer Agent and Dividend Paying Agent:

               Securities Transfer Corporation
               2591 Dallas Parkway, Suite 102
               Frisco, Texas 75034

          (f)  Expenses:

               The Registrant pays expenses for legal and accounting fees, the fees and expenses of its custodian, transfer agent and dividend paying agent as well as the costs of its directors and shareholders meetings. These expenses are in addition to the investment advisory fees paid to VAM under the VAM Agreement, or to Westwood under the Westwood Agreement.

          (g)  Affiliated Brokerage:

               All portfolio transactions effected by VAM in the Registrant's securities during the year ended December 31, 2003, were transacted with primary market makers acting as principal on a net basis. Accordingly, the Registrant did not pay any brokerage commissions, as such, during such year, however, the market makers were compensated in the form of a "mark-up" or "mark-down" which may have resulted in a profit or a loss to them from such transactions.

               None of such market makers was at the time of any transaction an affiliated person of the Registrant or VAM or an affiliated person of any such persons. The Registrant has not purchased any issues of tax-exempt debt securities for its portfolio that were underwritten by an affiliated broker-dealer during the year ended December 31, 2003.

               All portfolio transactions effected by Westwood in the Registrant's equity securities during the year ended December 31, 2003, were transacted with primary market makers acting as principal on a net basis or with broker-dealers acting in an agency capacity for securities listed on a national securities exchange. None of the broker-dealers or market makers were affiliated persons of the Registrant or of Westwood, or an affiliated person of any such persons. The Registrant has not purchased any underwritten issues of equity securities for its portfolio during the year ended December 31, 2003, in which an affiliated person of the Registrant or of Westwood was a member of the underwriting syndicate.

          (h)  Code of Ethical Responsibility:

               The Registrant has adopted a Code of Ethical Responsibility under rule 17j-1 under the 1040 Act. The Code of Ethical Responsibility does not prohibit the Registrant's officers, directors and other personnel subject thereto from investing in securities, including securities that may be purchased or held by Registrant; provided, that securities that may be purchased or held by the Registrant may only be purchased or sold by officer, directors and other personnel of the Registrant subject to the Code under certain restrictions provided for by the Code. The Code can be reviewed and copied at the Commission's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-202-942-8090. The Code is also available on the EDGAR Database on the Commission's Internet site at http:/ /www.sec.gov. Copies of the Code may be obtained, after the payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Commission's Public Reference Section, Washington, D.C. 20549-0102.

          (i)  Voting of Portfolio Securities:

               For information relating to the policies and procedures utilized by the Registrant in the voting of proxies for equity securities in its portfolio, reference is made to Item 7 on pages 3 and 4 of the Registrant's Form N-CSR, dated February 26, 2004, transmitting the Registrant's Annual Report to Shareholders for the year ended December 31, 2003, filed with the Commission on March 2, 2004 to which reference is made and which material is hereby incorporated by such reference. The information regarding how the Registrant's equity portfolio securities were voted during the twelve month period ended June 30, 2003 is set forth in the Registrant's Form N-PX, dated August 12, 2003, filed with the Commission on August 15, 2003 and such information is available, without charge, upon request to the Registrant's Secretary, Jerry D. Wheatley, by calling 1-817-641-7881 collect and also on the Commission's website at http:/ / www.sec.gov.

2.   Non-Resident Managers:

     Not applicable.

3.   Control Persons:

     For information relating to control of the Registrant, reference is made to the caption "Principal Shareholders" on pages 2 and 3, and to the subcaption "Stock Ownership of Directors and Officers" on pages 4 and 5 of the Registrant's Proxy Statement, dated April 7, 2004, filed with the Commission on April 7, 2004 (the "2004 Proxy Statement") to which reference is made and which material is hereby incorporated by reference. The information contained therein is the same as of April 16, 2004.

     Reference is made to the caption "Election of Directors" on pages 3 and 4 of the 2004 Proxy Statement for information as to the name, address, age, and the principal occupation during the past five years of each director and officer of the Registrant and also to those directors who are "interested persons" of the Registrant and to the subcaption "Remuneration" on page 5 of the 2004 Proxy Statement for the compensation paid to the officers and directors of the Registrant, which material is hereby incorporated by reference. The information contained therein is the same as of April 16, 2004.

     Reference is made to the subcaption "Stock Ownership of Directors and Officers" on pages 4 and 5 of the 2004 Proxy Statement for information as to the equity securities of the Registrant owned by all of its officers and directors, which material is hereby incorporated by reference. The information contained therein is the same as of April 16, 2004.

ITEM 10. CAPITAL STOCK, LONG- TERM DEBT, AND OTHER SECURITIES

     1.   Capital Stock:

          The Registrant has only one class of capital stock authorized, Common Stock, par value $1.00 per share.

          A description of the rights of the holders of the Registrant's Common Stock is found on page 8 of the Registration Statement in response to
          Item 26, which material is hereby incorporated by reference.

     2.   Long-Term Debt:

          The Registrant has no long-term debt.

     3.   General:

          Not applicable.

     4.   Taxes:

          For fiscal year 2003, Registrant qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code. As a "regulated investment company", the Registrant distributed to its shareholders as dividends during fiscal 2003 (i) more than 90% of its net taxable income and (ii) more than 90% of its net tax-exempt income. In addition, more than 50% of the value of the Registrant's total assets at the end of each of its fiscal quarters in 2003 consisted of tax-exempt obligations described in Section 103 of the Internal Revenue Code and the amount of tax-exempt interest from such obligations distributed to Registrant's shareholders as dividends was designated as such by the Registrant in written notice to them. Since the Registrant distributed to its shareholders as dividends all of the net taxable income it received in 2003, the Registrant has made no provision for federal income taxes for fiscal 2003.

          During fiscal 2003, the Registrant received $139,038 of net taxable dividend income, $497,478 of net tax-exempt interest income and realized a capital gain of $221,065 from security transactions. Of these amounts $139,038 of net taxable dividend income and $461,844 of net tax-exempt interest income was distributed to the Registrant's shareholders as dividends. The distribution of dividends to shareholders took on the same character to the Registrant's shareholders as that income was received by the Registrant; to wit: taxable dividend income and tax-exempt interest income.

          Reference is made to the subcaption "Tax Effects of Change in Investment Objective" on pages 7, 8 and 9 of the 1998 Proxy Statement for a further discussion of the federal income tax effects resulting from the change in the Registrant's investment objective, which material is hereby incorporated by reference.

     5.   Outstanding Securities:

          As of April 16, 2004, the authorized and outstanding shares of the Registrant's Common Stock was as follows:

   Authorized             Outstanding
   ----------             -----------
2,000,000 shares        1,201,768 shares

     6.   Securities Ratings:

          Not applicable.

ITEM 11. DEFAULTS AND ARREARS ON SENIOR SECURITIES

          Not applicable. The Registrant does not have any Senior Securities.

ITEM 12. LEGAL PROCEEDINGS

          None

ITEM 13. TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

          Not applicable.

                                     PART B

                     INFORMATION REQUIRED IN A STATEMENT OF
                             ADDITIONAL INFORMATION

ITEM 14. COVER PAGE

         Not applicable.

ITEM 15. TABLE OF CONTENTS

         Not applicable.

ITEM 16. GENERAL INFORMATION AND HISTORY

         Not applicable.

ITEM 17. INVESTMENT OBJECTIVE AND POLICIES

         The answer to this item is fully responded to in Item 8 of Part A hereof.

ITEM 18. MANAGEMENT

         The answer to this Item is fully responded to in Item 9 of Part A hereof.

ITEM 19. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

         The answer to this Item is fully responded to in Item 9 of Part A hereof.

ITEM 20. INVESTMENT ADVISORY AND OTHER SERVICES

         The answer to this Item is fully responded to in Item 9 of Part A hereof.

ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES

         The answer to this Item is fully responded to in item 9 of Part A hereof.

ITEM 22. TAX STATUS

         The answer to this Item is fully responded to in Item 10 of Part A hereof.

ITEM 23. FINANCIAL STATEMENTS

         Reference is made to Item 24 of Part C hereof for the financial statements filed as exhibits hereto.

                                     PART C

                               OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements:

               (i)  Statement of Assets and Liabilities as of December 31, 2003.

               (ii) Schedule of Investments in Securities as of December 31,
                    2003.

               (iii)Statement of Operations for the Year ended December 31,
                    2003.

               (iv) Statement of Changes in Net Assets for the Years ended
                    December 31, 2003 and 2002.

               (v)  Notes to Financial Statements.

               (vi) Financial Highlights for Each of the Years in the Five Year
                    Period ended December 31, 2003.

               All of the foregoing are in Registrant's Annual Report to Shareholders for the year ended December 31, 2003, which material is incorporated by reference in Part B hereof.

     (b) Exhibits:

               (1)  Amended Articles of Incorporation (1 )

               (2)  Restated By-laws (5)

               (3)  None

               (4)  Specimen Stock Certificate (1 )

               (5)  None

               (6)  None

               (7)  Investment Advisory Contracts (2)

               (8)  Not applicable

               (9)  None

               (10) Custodian Agreement (5)

               (11) None

               (12) Not Applicable

               (13) None

               (14) Consent of Independent Auditors (5)

               (15) None

               (16) None

               (17) None

               (18) Code of Ethical Responsibility of Registrant's, Amended Code
                    of Ethics of Westwood Management Corp. and Compliance Manual of Voyageur Asset Management Inc. (5)

               (19) Code of Ethics (3)

               (20) Fidelity Bond, Certified Resolution and Statement of Payment
                    (5)

               (21) Registrant's Annual Report to Shareholders for 2003 (4)

          (1) This material filed as an exhibit to Registrant's Registration Statement pursuant to the corresponding exhibit number therein is hereby incorporated by reference.

          (2)

               (a) Registrant's Investment Advisory Agreement, dated as of April 1, 1991, with Voyageur Fund Managers was attached as Exhibit A to the Registrant's Proxy Statement, dated April 8, 1991, filed in preliminary form with the Commission on or about March 20, 1991, which Agreement is hereby incorporated by reference. The Amendment, dated as of April 1, 1999, to such Investment Advisory Agreement was attached as Exhibit A to the Registrant's Proxy Statement, dated March 29, 1999, filed in definitive form with the Commission on or about March 29, 1999, which Amendment is hereby incorporated by reference.

               (b) Registrant's Investment Advisory Agreement, dated as of April 1, 1999, with Westwood Management Corp. was attached as Exhibit B to the Registrant's Proxy Statement, dated March 29, 1999, filed in definitive form with the Commission on or about March 29, 1999, which Agreement is hereby incorporated by reference.

               (c) Registrant's Investment Advisory Agreement, dated as of April 1, 2001, with Voyageur Asset Management Inc. was attached as Exhibit A to the Registrant's Proxy Statement dated April 1, 2001, filed in definitive form with the Commission on or about April 2, 2001 which Agreement is hereby incorporated by reference.

               (d) Registrant's Interim Investment Advisory Contract, dated December 8, 2000, with Voyageur Asset Management Inc. was filed as Exhibit (7)(d) to the Registrant's Amendment No. 23 to its Registration Statement under the 1940 Act on Form N-2 dated April 27, 2001, which is hereby incorporated by reference.

          (3) Registrant's Code of Ethics, as adopted on July 22, 2003, was filed as Exhibit 2 to Registrant's Semi-Annual Report to Shareholders for the six month period ended June 30, 2003 on Form N-CSR filed with the Commission on August 21, 2003, which Code of Ethics is hereby incorporated by reference.

          (4) Registrant's Annual Report to Shareholders for the year ended December 31, 2003 was filed as Exhibit 1 to Registrant's Form N-CSR, dated February 26, 2004, filed with the Commission on March 2, 2004, which Annual Report is hereby incorporated by reference.

          (5)  Filed herewith.

ITEM 25. MARKETING ARRANGEMENTS

         Not applicable.

ITEM 26. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Not applicable.

ITEM 27. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

         Not applicable.

ITEM 28. NUMBER OF HOLDERS OF SECURITIES

         On March 19, 2004, the outstanding shares of the Registrant's Common Stock were held of record by 131 persons.

ITEM 29. INDEMNIFICATION

         The answer to this Item is found in Article VII, Section 7 of the Registrant's Bylaws which material is hereby incorporated by reference.

ITEM 30. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

         For information as to the other business or employment of the Registrant's investment advisor, reference is made to Form ADV, as amended, of Voyageur Asset Management Inc. as filed with the Commission, which is hereby incorporated by reference.

         For information as to the other business or employment of the Registrant's investment advisor, reference is made to Form ADV, as amended, of Westwood Management Corp. as filed with the Commission, which is hereby incorporated by reference.

ITEM 31. LOCATION OF ACCOUNTS AND RECORDS

         The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31 (a) of the Investment Company Act of 1940 and Rules 31a-1 and 31a-3 thereunder are in the possession of Mr. Jerry D. Wheatley, Secretary and Treasurer of the Registrant, 214 North Ridgeway Drive, Cleburne, Texas 76033.

ITEM 32. MANAGEMENT SERVICES

         Not applicable.

ITEM 33. UNDERTAKINGS

         Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. Twenty Six to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleburne, and State of Texas, on the 28th day of April, 2004.

                            SAMARNAN INVESTMENT CORPORATION

                            By: /s/ George S. Walls, Jr.
                                ----------------------------------
                                GEORGE S. WALLS. JR.
                                PRESIDENT